
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Balanced L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      19,955,440
<SECURITIES>                                         0
<RECEIVABLES>                                  706,436<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              21,641,025<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                21,641,025<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,151,968<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               662,036
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,489,932
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,489,932
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,489,932
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $615,315 and interest receivable of $91,121.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $979,149.
<F3>Liabilities include redemptions payable of $391,302, accrued brokerage commissions of $92,469 and accrued management fees of $21,016.
<F4>Total revenue includes realized trading revenue of $875,951, net change in unrealized of $762,556 and interest income of $513,461.

